SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant :

Filed by a Party other than the Registrant 9

Check the appropriate box:

9 Preliminary Proxy Statement                                         9 Confidential, for Use of the Commission Only (as permitted by Rule
                                                                                                                14a-6(e)(2))
: Definitive Proxy Statement

9 Definitive Additional Materials

9 Soliciting Material Under Rule 14a-12

Homestead Bancorp, Inc.
________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

:       No fee required.

9       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  _______________
           ____________________________

(4)      Proposed maximum aggregate value of transaction:  ______________________________

(5)      Total fee paid:  ___________________________________________________________

9        Fee paid previously with preliminary materials.

9        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: __________________________________________________

(2)      Form, schedule or registration statement no.:  _________________________________

(3)      Filing party:  __________________________________________________________

(4)      Date filed:  ____________________________________________________________

HOMESTEAD BANCORP, INC.
195 North Sixth Street
Ponchatoula, Louisiana 70454
(504) 386-3379

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 11, 2001

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Homestead Bancorp, Inc. (the "Company") will be held at the Company's office located at 195 North Sixth Street, Ponchatoula, Louisiana 70454 on Wednesday, April 11, 2001 at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)     To elect two directors for terms of three years or until their successors have been elected and qualified;

(2)     To ratify the appointment of Hannis T. Bourgeois, L.L.P. as the Company's independent auditors for the year ending December 31, 2001; and

(3)     To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

      Stockholders of record of the Company as of the close of business on March 1, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Lawrence C. Caldwell, Jr., President and Chief Executive Officer

Ponchatoula, Louisiana
March 9, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

HOMESTEAD BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 11, 2001

        This Proxy Statement is being furnished to the holders of common stock, par value $.01 per share ("Common Stock"), of Homestead Bancorp, Inc. (the "Company"), which acquired all of the common stock of Ponchatoula Homestead Savings, F.A. (the "Association") in connection with the reorganization of the Association from the mutual holding company structure to the stock holding company structure in July 1998 (the "Conversion"). The Association changed its name to Homestead Bank (the "Bank") effective June 30, 1999. References to the Bank include the Association.

        Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Company's office located at 195 North Sixth Street, Ponchatoula, Louisiana 70454 on Wednesday, April 11, 2001 at 10:00 a.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 9, 2001.

        Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described herein and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

        Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (a) filing with the Secretary of the Company written notice thereof (Barbara B. Theriot, Secretary, Homestead Bancorp, Inc., 195 North Sixth Street, Ponchatoula, Louisiana 70454); (b) submitting a duly executed proxy bearing a later date; or (c) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

 VOTING AND REQUIRED VOTES

        Only stockholders of record at the close of business on March 1, 2001 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 952,949 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock outstanding is entitled to one vote at the Annual Meeting on each matter properly presented at the Annual Meeting, except that 2,006 shares held by David M. Knott are unable to be voted since his ownership exceeds 10.0%. See "Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management."

        Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding Common Stock entitled to vote at the meeting. Abstentions are considered in determining the presence of a quorum but will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Under rules applicable to broker-dealers, the election of directors and the ratification of the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

        The Bylaws of the Company presently provide that the Board of Directors shall consist of seven members, and the Articles of Incorporation and Bylaws of the Company presently provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected or nominated as a director, and no director or nominee for director is related to any other director, nominee for director or executive officer of the Company by blood, marriage or adoption.

        Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

Name	Age(1)	Position with the Company and the Bank and Principal Occupation During the Past Five Years	Director Since(2)

Nominees for Term Expiring in 2004

John C. Bohning	59	Director; President and manager of Bohning's Supermarket, Ponchatoula, Louisiana, since 1961.	1974

Milton J. Schanzbach	74	Chairman of the Board; Retired optometrist.	1978

The Board of Directors recommends that you vote FOR the election of the above nominees for director. (Footnotes on next page)

Name	Age(1)	Position with the Company and the Bank and Principal Occupation During the Past Five Years	Director Since(2)

Directors Whose Terms Expire in 2002

Robert H. Gabriel	45	Director; President of Gabriel Bldg. Supply Co., Inc., Ponchatoula, Louisiana, since 1982.	1996

Barbara B. Theriot	56	Director, Secretary and Treasurer of the Company since February 1998 and of the Bank since 1984.	1994
Directors Whose Terms Expire in 2003

Lawrence C. Caldwell, Jr.	53	Director, President and Chief Executive Officer of the Company since February 1998 and of the Bank since January 1994. From 1984 until January 1994, served as Executive Vice President and Chief Executive Officer of the Bank. Former Chairman of Louisiana League of Savings Institutions and Commissioner on the Louisiana Housing Finance Agency.	1984

Dennis E. James	41	Director; Audit Partner with Durnin & James, CPA, Hammond, Louisiana, since 1993.	1996

Allen B. Pierson, Jr.	64	Director; retired attorney; from 1991 to May 1996, a Partner with the law firm of Matheny and Pierson, Ponchatoula, Louisiana.	1989(3)

__________________

(1)   As of December 31, 2000.
(2)   Includes service as a director of the Bank.
(3)   In addition, Mr. Pierson served as a director of the Bank from 1969 to 1983.

Stockholder Nominations

        Article 6.F of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 120 days prior to the anniversary date of the initial mailing of proxy materials by the Company in connection with the immediately preceding annual meeting. Article 6.F also requires the notice of stockholder nominations to provide certain information.

Board Meetings and Committees

        The Board of Directors of the Company met 12 times during the year ended December 31, 2000. Directors of the Company receive no fees from the Company for attending Board of Directors meetings or committee meetings. The Board of Directors has an audit committee as described below. The Board of Directors of the Company does not have any separate executive, compensation or nominating committees. No director of the Company attended fewer than 75% in the aggregate of the meetings of the Board of Directors held during 2000 and the total number of meetings held by all committees of the Board on which he served during the year.

        The full Board of Directors of the Company serves as the Nominating Committee and met once during 2000 in such capacity. Although the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders of the Company. Article 6.F of the Company's Articles of Incorporation provides certain procedures which stockholders must follow in making director nominations.

        Regular meetings of the Board of Directors of the Bank are held once a month and special meetings of the Board of Directors are held from time-to-time as needed. There were 12 meetings of the Board of Directors of the Bank held during 2000. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Bank during 2000 and the total number of meetings held by all committees of the Board on which the director served during such year.

        The Board of Directors of the Bank has established an Executive Committee, which is authorized to act with the same authority as the Board of Directors between meetings of the Board. Currently, the entire Board of Directors serves as members of this Committee. The Executive Committee met 38 times during 2000.

        The Board of Directors of the Bank has established a Compensation Committee to administer employee benefit plans and to review existing compensation. The Compensation Committee consists of the five non-employee directors of the Bank and met four times during 2000.

        The entire Board of Directors of the Bank performs the functions of a nominating committee. Article II, Section 14 of the Bylaws of the Bank provides that the Board of Directors shall act as a nominating committee for selecting the nominees for election as directors. The Board of Directors, acting in its capacity as the nominating committee, met once during 2000.

        The Audit Committee of the Company and the Bank reviews the scope and results of the audit performed by the Company's independent auditors and reviews with management and such independent auditors the Company's system of internal control and audit. The Audit Committee also reviews all examination and other reports by federal banking regulators. The members of the Audit Committee for both the Company and the Bank are Messrs. James (Chairman), Bohning, Gabriel, Pierson and Schanzbach. The Audit Committee is the same for the Company and the Bank and met three times in 2000.

Report of the Audit Committee

        In fulfillment of the Securities and Exchange Commission's ("SEC") newly adopted requirements for disclosure in proxy materials relating to the functioning of audit committees, the Company's Audit Committee has prepared the following report for inclusion in this Proxy Statement.

        The Audit Committee's general role is to assist the Board of Directors in fulfilling its responsibility of reviewing the Company's financial reporting process. The Audit Committee is governed by a charter adopted by the Board of Directors which specifies, among other things, the scope of its responsibilities and how those responsibilities are performed. A copy of the charter is included in this Proxy Statement as Appendix A. The Audit Committee is comprised of five directors, each of whom is independent under the National Association of Securities Dealers' listing standards.

        In performance of its obligations, the Audit Committee has reviewed and discussed the audited financial statements with management and its independent auditors, Hannis T. Bourgeois, L.L.P., and discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee received from the auditors disclosures regarding the auditors' independence required by Independence Standard No. 1, "Independence Discussions with Audit Committee," and discussed with the auditors the auditors' independence.

        Based on the above-mentioned review and discussions, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the SEC.

AUDIT COMMITTEE OF
HOMESTEAD BANCORP, INC.

Dennis E. James, CPA, Chairman
Milton J. Schanzbach
Robert H. Gabriel
John C. Bohning
Allen B. Pierson, Jr.

Directors' Compensation

        Each director of the Bank receives $500 per month (paid semi-annually) for service on the Board of Directors and $500 per month (paid semi-annually) for service on the Bank's Executive Committee. Mr. Schanzbach receives an additional $300 per month (paid monthly) as Chairman of the Board of Directors of the Bank.

Executive Officers Who Are Not Directors

        The only executive officer of the Company who is not a director is Kelly Morse, who has been the Comptroller and Chief Financial Officer of the Company since February 1998 and Comptroller of the Bank since November 1993. Mr. Morse is 33 years old at December 31, 2000. There are no arrangements or understandings between the Company and Mr. Morse pursuant to which he was elected an executive officer of the Company, and he is not related to any director or officer of the Company by blood, marriage or adoption.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (a) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (b) the directors of the Company, and (c) all directors and executive officers of the Company and the Bank as a group.

	Common Stock Beneficially Owned as of March 1, 2001(1)(2)(3)
Name of Beneficial Owner	Amount	%

Homestead Bancorp, Inc. Employee Stock Ownership Plan Trust 195 North Sixth Street Ponchatoula, Louisiana 70454	89,563(4)	9.4%

David M. Knott Knott Partners, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	97,300(5)	10.2%

Directors:
John C. Bohning	13,815	1.4%
Lawrence C. Caldwell, Jr.	72,235(6)	7.4%
Robert H. Gabriel	11,226(7)	1.2%
Dennis E. James	7,183(8)	.8%
Allen B. Pierson, Jr.	36,496(9)	3.8%
Milton J. Schanzbach	14,488(10)	1.5%
Barbara B. Theriot	53,091(11)	5.5%
All directors and executive officers of the Company and the Bank as a group (eight persons)	210,860	21.1%

_____________

(1)  Based upon information furnished by the respective persons. Pursuant to rules promulgated under the 1934 Act, a person is deemed to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares; or (b) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting power and sole investment power with respect to the indicated shares.

(Footnotes continued on next page)

(2)  Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the date shown pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group. The amounts set forth in the table include shares which may be received upon the exercise of stock options pursuant to the 1996 Stock Incentive Plan and the 1999 Stock Option Plan within 60 days of the date shown as follows: for Mrs. Theriot, 15,242 shares; for Mr. Caldwell, 18,274 shares; for each of Messrs. Bohning, Gabriel, James, Pierson and Schanzbach, 2,238 shares; and for all directors and executive officers as a group, 45,166 shares.

(3)  Includes unvested restricted shares granted pursuant to the Company's two Management Recognition Plans adopted in 1996 and its 1999 Recognition and Retention Plan ("MRPs") as follows: for Mrs. Theriot, 9,367 shares; for Mr. Caldwell, 9,672 shares; for each of Messrs. Bohning, James, Pierson and Schanzbach, 1,922 shares; for Mr. Gabriel, 1,841 shares; and for all directors and executive officers as a group, 28,630 shares. While these restricted shares have not yet vested or been distributed to the recipient of the grant, the grant recipients are entitled to vote the restricted shares.

(4)  The Homestead Bancorp, Inc. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Homestead Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs. Caldwell, James and Kelly Morse, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 68,115 shares of Common Stock held in the Trust were unallocated and 21,448 shares had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees and will generally vote unallocated shares held in the ESOP in the same proportion for and against proposals to stockholders as the ESOP participants and beneficiaries actually vote shares of Common Stock allocated to their individual accounts, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will generally be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by each individual trustee or all directors and executive officers as a group does not include the unallocated shares held by the Trust. The total for all directors and executive officers as a group includes 3,734 shares allocated to the ESOP accounts of the three executive officers. Such amount does not include the December 31, 2000 allocation, as the individual allocations have not yet been determined.

(5)  Mr. Knott is the general partner of Knott Partners, L.P. In their Schedule 13G, Mr. Knott and the partnership claimed sole voting and dispositive power over 60,000 shares. In addition, Mr. Knott claimed shared voting power with respect to 33,300 shares and shared dispositive power with respect to 37,300 shares. The Schedule 13G did not specify the persons or entities with which the voting and dispositive power is shared. Because Article 10 of the Company's Articles of Incorporation limits a person's voting power to 10% of the outstanding shares of Common Stock, Mr. Knott is unable to vote the 2,006 shares held in excess of this limit.

(Footnotes continued on next page)

(6)  Includes 3,522 shares which are owned jointly with Mr. Caldwell's spouse, 2,114 shares owned by his spouse, 31,872 shares held by the Bank's Profit Sharing Plan for the account of Mr. Caldwell, and 1,715 shares allocated to Mr. Caldwell's ESOP account.

(7)  Includes 500 shares held for Mr. Gabriel's children.

(8)  Includes 739 shares which are owned jointly with Mr. James' spouse.

(9)  Includes 9,026 which are owned jointly with Mr. Pierson's spouse and 12,000 shares held in Mr. Pierson's IRA account.

(10)  Includes 8,044 shares which are owned jointly with Mr. Schanzbach's spouse.

(11) Includes 6,696 shares which are owned jointly with Mrs. Theriot's spouse, 16,705 shares held by the Bank's Profit Sharing Plan for the account of Mrs. Theriot, and 1,227 shares allocated to Mrs. Theriot's ESOP account.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the 1934 Act, the Company's directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission") and the NASD by specific dates. Based on representations of its directors and officers and copies of the reports that they have filed with the Commission and the NASD, the Company believes that all of these filing requirements were satisfied by the Company's directors and officers in the year ended December 31, 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth a summary of certain information concerning the compensation paid by the Company and the Bank for services rendered in all capacities during the year ended December 31, 2000 to the President and Chief Executive Officer of the Company and the Bank. No other executive officer of the Company or the Bank received total salary and bonus in excess of $100,000 during 2000.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Other Annual Compensation(2)	Awards		Payouts	All Other Compensation(5)
					Restricted Stock Award(3)	Securities Underlying Options(4)	LTIP Payouts
Lawrence C. Caldwell, Jr. President and Chief Executive Officer	2000 1999 1998	$100,200 96,000 88,410	$8,820 7,493 5,358	-- -- --	$ -- 89,560	-- 27,985 --	-- -- --	$ 6,536 17,690 12,847

(Footnotes on next page)

________________________

(1)   Includes Board fees of $12,000 in 2000, $12,000 in 1999 and $10,200 in 1998. See "- Directors' Compensation."

(2)   Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Company, the costs to the Company of providing such benefits to the named executive officer during the year ended December 31, 2000 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual.

(3)   Represents the grant of 11,195 shares of restricted Common Stock pursuant to the 1999 Recognition and Retention Plan and Trust Agreement, which shares were deemed to have had the indicated value at the date of grant. The 8,956 unvested shares of restricted stock had a fair market value of $80,604 at December 31, 2000, based on the $9.00 per share closing market price on December 29, 2000. The award vests at the rate of 20% per year over a five-year period commencing on the first anniversary of the date of grant, and dividends are paid on the restricted shares.

(4)   Consists of stock options granted pursuant to the 1999 Stock Option Plan, which options vest and are exercisable at the rate of 20% per year over a five-year period commencing on the first anniversary of the date of grant.

(5)   Consists of amounts allocated, accrued or paid by the Bank on behalf of Mr. Caldwell pursuant to the Bank's Profit Sharing Plan and, for 1999 and 1998, the allocations to Mr. Caldwell's ESOP account. The 2000 amount does not include the Common Stock to be allocated to Mr. Caldwell's ESOP account for 2000, as such amount has not yet been determined.

Employment Agreements

        In connection with the Conversion, the Company and the Bank (the "Employers") entered into employment agreements with each of Mr. Caldwell and Ms. Theriot. The Employers have agreed to employ the executives for a term of three years commencing July 17, 1998, in each case in their current respective positions. The agreements provide that Mr. Caldwell and Ms. Theriot will be paid their current salary levels of $88,200 and $63,000, respectively, which amounts may be increased from time to time. The executives' compensation and expenses shall be paid by the Company and the Bank in the same proportion as the time and services actually expended by the executives on behalf of each respective Employer. The employment agreements will be reviewed annually, and the term of the executives' employment agreements shall be extended each year for a successive additional one-year period upon the approval of the Employers' Boards of Directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term. The employment agreements currently expire on July 17, 2003.

        Each of the employment agreements are terminable with or without cause by the Employers. The executives have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or after termination by the Employers for cause, disability or retirement. The agreements provide for certain benefits in the event of the executive's death. In the event that

(1)  either executive terminates his or her employment because of failure to comply with any material provision of the employment agreement or the Employers change the executive's title or duties or

(2)  the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the executive as a result of certain adverse actions which are taken with respect to the executive's employment following a change in control of the Company, as defined, then the executives will be entitled to a cash severance amount equal to three times his or her average annual compensation for the last five calendar years, plus the continuation of certain miscellaneous fringe benefits, subject to reduction pursuant to Section 280G of the Internal Revenue Code (the "Code") as set forth below in the event of a change in control.

        A change in control is generally defined in the employment agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (1) the acquisition by any person of 20% or more of the Company's outstanding voting securities and (2) a change in a majority of the directors of the Company during any three-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

        Each employment agreement provides that, in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced by the amount which is the minimum necessary to result in the payments not exceeding three times the recipient's average annual compensation from the employer which was includable in the recipient's gross income during the most recent five taxable years (the "Section 280G Limit"). As a result, none of the severance payments will be subject to a 20% excise tax, and the Employers will be able to deduct such payments as compensation expense for federal income tax purposes. If a change in control was to occur in 2001, the Section 280G Limit for Mr. Caldwell and Ms. Theriot would be approximately $276,000 and $198,000, respectively.

        Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect. The Company and/or the Bank may determine to enter into similar employment agreements with other officers in the future.

Existing Stock Options

        The Company did not grant any stock options to the executive officer named in the Summary Compensation Table during 2000. No options were exercised by executive officers during 2000. The following table sets forth, with respect to the executive officer named in the Summary Compensation Table, information with respect to the number of shares of Common Stock covered by options held at the end of the fiscal year and the value with respect thereto.

	Number of Unexercised Options at Fiscal Year End		Value of Unexercised in the Money Options at Fiscal Year End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Lawrence C. Caldwell, Jr.	12,677	24,168	$39,156	$30,825

________________________

(1) Based on a per share market price of Common Stock of $9.00 at December 29, 2000, minus the applicable exercise price per share.

Profit Sharing Plan

        The Bank maintains an Employee Profit Sharing Trust (the "Profit Sharing Plan"), which is a tax-qualified defined contribution plan. Full-time employees who have been credited with at least six consecutive months of service and who have attained age 20 are eligible to participate in the Profit Sharing Plan. Under the Profit Sharing Plan, a separate account is established for each participating employee, and the Bank may make discretionary contributions to the Profit Sharing Plan which are allocated to the participants' accounts. Distributions from the Profit Sharing Plan are made upon termination of service either in a lump sum or in installments over a period not to exceed the greater of the life expectancy of the participant or the joint survivor life expectancy of the participant and his or her designated beneficiary, or upon application in case of specified financial hardship.

        The Profit Sharing Plan was amended in 1994 to permit each participant to direct the trustee of the plan with respect to the investment of his or her vested account balances within the plan into four alternative investment funds, including a Fixed Income Fund; the Vanguard Wellington Fund; an Employer Stock Fund; and the Vanguard Windsor II Fund. The Profit Sharing Plan purchased shares of Common Stock on August 31, 1994 in connection with the initial formation of Homestead Mutual Holding Company and on July 17, 1998 in connection with the Conversion. Such shares were purchased in accordance with instructions from participants who authorized their vested account balances to be used to purchase Common Stock. As of the Voting Record Date, the Profit Sharing Plan held 74,079 shares of Common Stock. Each participant has the right to direct the trustee as to the manner in which whole and partial shares of Common Stock allocated to his or her account are to be voted. The trustee shall vote allocated shares of Common Stock for which it has not received directions from a participant, and any unallocated shares, in the same proportion for and against proposals to stockholders of the Company as participants and their beneficiaries actually vote shares of Common Stock which have been allocated to their individual participant's accounts.

        Prior to April 1, 1998, participants were not permitted to make contributions to their accounts within the Profit Sharing Plan. The plan was amended effective April 1, 1998 to incorporate a 401(k) feature, pursuant to which employees are permitted to contribute a portion of their annual base salary (excluding incentive bonuses, stock benefit plans and any other form of compensation), with the annual contribution not to exceed $10,500 in 2000. The Bank will make matching contributions equal to 100% of each employee's contribution up to 7.5% of the employee's annual base salary. As of April 1, 1998, the investment alternatives available to participants were expanded to include nine different mutual funds (equity funds, bond funds and money market funds), the Common Stock, deposit accounts and whole life insurance. An independent third party administrator administers the amended plan.

Employee Stock Ownership Plan

        In connection with the Conversion, the Company established the ESOP for employees of the Company and the Bank. Full-time employees of the Company and the Bank who have been credited with at least 1,000 hours of service during a twelve-month period are eligible to participate in the ESOP.

        The ESOP borrowed $895,630 from the Company in order to fund the purchase of 8% of the Common Stock sold in the Conversion. The amount of the loan equaled 100% of the aggregate purchase price of the Common Stock acquired by the ESOP. The loan to the ESOP is being repaid principally from the Company's and the Bank's contributions to the ESOP over a period of 10 years, and the collateral for the loan is the Common Stock purchased by the ESOP. The interest rate for the ESOP loan is a fixed rate of 8.5%. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

        Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released to participants on a pro rata basis as debt service payments are made. Shares released from the ESOP are allocated to each eligible participant's ESOP account based on the ratio of each such participant's base compensation to the total base compensation of all eligible ESOP participants. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Upon the completion of three years of service, the account balances of participants within the ESOP will become 20% vested and will continue to vest at the rate of 20% for each additional year of service completed by the participant, such that a participant will become 100% vested upon the completion of seven years of service. Credit is given for years of service with the Bank prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

        Messrs. Caldwell, James and Morse serve as trustees of the ESOP. Under the ESOP, the trustees must generally vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, in each case subject to the requirements of applicable law and the fiduciary duties of the trustees.

        Generally accepted accounting principles require that any third party borrowing by the ESOP be reflected as a liability on the Company's statement of financial condition. Since the ESOP's loan is from the Company, the loan is not treated as a liability, but rather the amount of the loan is deducted from stockholders' equity. If the ESOP purchases newly issued shares from the Company, total stockholders'

equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares are allocated to the ESOP participants.

        The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

Indebtedness of Management

        From August 1989 through November 1996, applicable law required that all loans or extensions of credit to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

        All loans made by the Bank to its executive officers and directors are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2000, the Bank had five loans outstanding to directors and executives officers of the Bank, or members of their immediate families. These loans totaled approximately $439,000 or 3.6% of the Company's total stockholders' equity at December 31, 2000.

RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors of the Company has appointed Hannis T. Bourgeois, L.L.P., independent certified public accountants, to perform the audit of the Company's consolidated financial statements for the year ending December 31, 2001, and has further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

        The Company has been advised by Hannis T. Bourgeois, L.L.P. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Hannis T. Bourgeois, L.L.P. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

        In determining whether to appoint Hannis T. Bourgeois, L.L.P. as the Company's auditors, the Company's Audit Committee considered whether the provision of services, other than auditing services, by Hannis T. Bourgeois, L.L.P. is compatible with maintaining the auditor's independence. In addition to performing auditing services, the Company's auditors performed tax-related services for the Company in 2000. These other services included completing corporate tax returns and other tax-related services. In 2000, the Company paid $3,000 to its auditors for such services. The Audit Committee believes that Hannis T. Bourgeois' performance of these other services is compatible with maintaining the auditor's independence.

Audit Fees

        The aggregate amount of fees billed by Hannis T. Bourgeois, L.L.P. for its audit of our annual financial statements for 2000 and for its reviews of our unaudited interim financial statements included in reports filed by the Company under the 1934 Act during 2000 was $54,704.

Financial Information Systems Design and Implementation

        The Company did not engage or pay any fees to Hannis T. Bourgeois, L.L.P. with respect to the provision of financial information systems design and implementation services during 2000.

All Other Fees

        The aggregate amount of fees billed by Hannis T. Bourgeois, L.L.P. for all other services rendered to us during 2000 was $3,000. These services consisted primarily of preparing federal and state income tax returns and other tax-related services.

        The Board of Directors recommends that you vote FOR the ratification of the appointment of Hannis T. Bourgeois, L.L.P. as independent auditors for the year ending December 31, 2001.

STOCKHOLDER PROPOSALS

        Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 2002, must be received at the principal executive offices of the Company, 195 North Sixth Street, Ponchatoula, Louisiana 70454, Attention: Barbara B. Theriot, Secretary, no later than November 9, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

        Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting provided that the requirements set forth in Article 9.D of the Company's Articles of Incorporation are satisfied in a timely manner. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days prior to the anniversary date of the initial mailing of proxy materials by the Company in connection with the Company's immediately preceding annual stockholders' meeting.

ANNUAL REPORTS

        A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

        Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 and a list of the exhibits thereto required to be filed with the Securities and Exchange Commission under the 1934 Act. Such written request should be directed to Barbara B. Theriot, Secretary, Homestead Bancorp, Inc., 195 North Sixth Street, Ponchatoula, Louisiana 70454. The Form 10-KSB is not part of the proxy solicitation materials.

OTHER MATTERS

        Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

        The Company may solicit proxies by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. Directors and executive officers of the Company and the Bank may solicit proxies personally or by telephone without additional compensation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to the beneficial owners of the Company's Common Stock.

        YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

APPENDIX A

HOMESTEAD BANCORP, INC.
AUDIT COMMITTEE CHARTER

The Board of Directors of Homestead Bancorp, Inc. (the "Company") has constituted and established an Audit Committee (the "Audit Committee") with authority, responsibility and specific duties as described in this Audit Committee Charter.

A.   Composition and Meetings

The Audit Committee shall consist of three or more directors, each of whom is independent of management and free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Audit Committee members, would interfere with the exercise of independent judgement as an Audit Committee member. Each such director shall be an "independent director" as defined by applicable rules of the National Association of Securities Dealers, Inc., as such definition may be amended from time to time. See Exhibit 1 hereto. Each Audit Committee member must also be able to read and understand fundamental financial statements (including the Company's balance sheet, income statement and cash flow statement), or become able to do so within a reasonable time after being appointed to the Audit Committee. Furthermore, at least one Audit Committee member must have past employment experience in finance or accounting, requisite professional certification in finance or accounting, or any other comparable experience or background resulting in financial sophistication (including having been chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities). These requirements are intended to satisfy the Nasdaq listing requirements relating to the composition of audit committees, and shall be construed accordingly.

The audit committee shall meet at least four times annually, or more frequently as circumstances warrant. The Audit Committee shall meet at least once annually with management, the internal auditor, and the independent auditors to discuss any matters that the committee or any of these groups believe should be discussed. The Audit Committee, or the Chairman of the Committee, shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's review procedures.

B.   Primary Functions

The Audit Committee shall have access to all records of the Company, shall perform the following functions, and shall have and may exercise such powers as are appropriate to its purpose.

The Audit Committee shall:

Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

Monitor the independence and performance of the Company's independent auditors and internal auditing department.

Provide a channel of communication among the independent auditors, management, the internal auditor, and the Board of Directors.

To accomplish these objectives, the Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the independent auditors as well as anyone within the Company. The Audit Committee shall have the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

C.   Review Procedures

The Audit Committee shall:

Review and assess the adequacy of the Audit Committee Charter at least annually, submit the Charter to the Board of Directors for approval and have the Charter attached to the Company's annual proxy statement at least once every three years in accordance with SEC regulations.

Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgements.

In consultation with management, the independent auditors, and the internal auditor, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and steps that management has taken to monitor, control, and report such exposures.

Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (Communication with Audit Committees) and SAS 90 (Audit Committee Communications). The Chairman of the Audit Committee may act on behalf of the Audit Committee for purposes of this review.

D.   Relationship to Independent Auditors

The independent auditors are ultimately accountable to the Board of Directors and its authorized committee, the Audit Committee. The Audit Committee shall:

Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

Approve the fees and other significant compensation to be paid to the independent auditors.

Review and discuss with the independent auditors on an annual basis, all significant relationships that the independent auditors have with the Company that could impair the auditors' independence. The Audit Committee shall do so in accordance with Independence Standards Board Standard No 1 and any successor statements or amendments.

To assure its sufficiency, review the independent auditors plan and discuss its scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

Prior to releasing the year end earnings, discuss the results of the audit with the independent auditors. Discuss matters required to be communicated with audit committees pursuance to SAS 61, including: (a) the auditors' responsibility under generally accepted auditing standards, (b) significant accounting policies, (c) management judgements and accounting estimates, (d) significant audit adjustments, (e) other information in documents containing audited financial statements, (f) disagreements with management over such matters as accounting principles, scope of audit and disclosures, (g) consultation with other accountants by management, (h) major issues discussed with management prior to engagement of the auditor, and (i) any difficulties encountered in performing the audit.

Review with the chief financial officer of the Company and the independent auditor the Company's quarterly financial results prior to the release of earnings or the Company's quarterly financial statements prior to filing or distribution.

Consider the independent auditor's judgements about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, including underlying estimates in the preparation of the Company's financial statements.

Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common or minority practices.

E.   Internal Audit and Legal Compliance

The Audit Committee shall:

Review the budget, plan, activities, and qualifications of the internal auditor, as necessary.

Review the appointment, performance, and any replacement of the internal auditor.

Review the significant reports prepared by the internal auditor together with management's response and follow-up to these reports.

At least annually, review with the Company's legal counsel any legal matters that could have a significant impact on the organization's financial statements, such as investment limits, regulatory capital requirements, or limits on the distribution of dividends, as well as the Company's compliance with applicable laws and regulations, and inquiries received from regulators or government agencies.

Review reports of the Compliance Officer covering the scope and adequacy of the compliance program, the degree of compliance, and co-operation, and the implementation of corrective actions (if necessary or appropriate).

Receive reports from management on the Bank's compliance with Section 36 of the Federal Deposit Insurance Act and review the basis for the reports issued with management, the internal auditor, and the Bank's independent auditors. The obligations under Section 36 relate, among other things, to preparation of an annual report to the appropriate federal banking agency containing annual financial statements and a report containing (a) a statement of management's responsibilities for preparing financial statements, establishing and maintaining an adequate internal control structure and procedures for financial reporting, and complying with laws and regulations relating to safety and soundness, and (b) an assessment of the effectiveness these internal controls and of compliance with the applicable laws and regulations.

F.   Annual Audit Committee Report to Shareholders

The Audit Committee shall prepare an Annual Audit Committee Report for inclusion in the Company's proxy statement that accompanies the annual report to shareholders. The Annual Audit Committee Report shall state:

The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1 (Independence Standards Board Statement No. 1, Independent Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditor's independence.

Based on the review and discussions of the preceding items, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB.

The name of each member of the Audit Committee shall be set out at the end of the Annual Audit Committee Report.

G.   Other Responsibilities

The Audit Committee shall:

Perform any other activities consistent with this Charter, the Company's Articles of Incorporation and Bylaws and applicable law and as the Board of Directors deems necessary.

Maintain minutes of its meetings and periodically report to the Board of Directors of the Company on significant results of the Audit Committee's activities. All meetings of the Audit Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof.

Periodically perform self-assessment of the Audit Committee's performance.

Review financial and accounting personnel succession planning within the Company.

Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites.
Adopted by the Audit Committee as of June 14, 2000
Approved by the Board of Directors as of June 14, 2000

EXHIBIT 1

Definition of "Independent Director" as found in Rule 4200 of the National Association of Securities Dealers, Inc., as approved by the Securities and Exchange Commission, Release No. 34-42231 (December 14, 1999)

(15) "Independent Director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(A) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

(B) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000.00 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(C) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents children, siblings, mother-in-law, brother-in-law, sister-in-law, daughter-in-law, and anyone who resides in such person's home;

(D) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000.00, whichever is more, in any of the past three years;

(E) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

HOMESTEAD BANCORP, INC.	REVOCABLE PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOMESTEAD BANCORP, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 11, 2001 AND AT ANY ADJOURNMENT THEREOF.

        The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's office located at 195 North Sixth Street, Ponchatoula, Louisiana 70454, on April 11, 2001, at 10:00 a.m., Central Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as follows:

1. Election of Directors
9 FOR all nominees listed below (except as marked to the contrary below)	9 WITHHOLD authority to vote for all nominees listed below

Nominees for three-year term: John C. Bohning and Milton J. Schanzbach

To withhold authority to vote for less than all of the nominees, write the name of the nominee(s) in the space provided:__________________________________________________

2. Proposal to ratify the appointment of Hannis T. Bourgeois, L.L.P. as the Company's independent auditors for the year ending December 31, 2001.
9 FOR	9 AGAINST	9 ABSTAIN

        In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

(Continued and to be signed on other side)

        The Board of Directors recommends that you vote FOR the Board of Directors' nominees listed above and FOR Proposal 2. Shares of common stock of the Company will be voted as specified. If no specification is made, shares will be voted for the election of the Board of Directors' nominees to the Board of Directors, for Proposal 2 and otherwise at the discretion of the proxies. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Homestead Bancorp, Inc. called for April 11, 2001, a Proxy Statement for the Annual Meeting and the 2000 Annual Report to Stockholders.

        Please check the following box if you currently plan to attend the Annual Meeting in person.   9

        PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
Dated:_____________________, 2001
______________________________
______________________________
Signature(s)

Please sign exactly as your name(s) appear on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.